EXHIBIT 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Compass, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.00001 per share	Rule 457(c) and Rule 457(h)	20,457,795(2)	$7.85 (3)	$160,491,402	$0.0000927	$14,878
Equity	Class A Common stock, par value $0.00001 per share	Rule 457(c) and Rule 457(h)	3,918,007(4)	$6.67 (5)	$26,133,107	$0.0000927	$2,423
Total Offering Amounts							$17,301
Total Fee Offsets							—
Net Fee Due							$17,301

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Class A Shares”) that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Shares.

(2)	Represents additional shares of Class A Shares reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”).
(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $7.85, the average of the high and low prices of the Registrant’s Class A Shares as reported on The New York Stock Exchange on February 22, 2022.

(4)	Represents additional shares of Class A Shares reserved for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(5)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.67, the average of the high and low prices of the Registrant’s Class A Shares as reported on The New York Stock Exchange on February 22, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.